Exhibit 10.3
SUBORDINATION AGREEMENT
THIS SUBORDINATION AGREEMENT (the “Agreement”) is effective March 16, 2011, among VALIANT INVESTMENTS, L.L.C., an Oklahoma limited liability company (the “Subordinated Lender”), APOTHECARYRX, LLC, an Oklahoma limited liability company (“ARX”), SDC HOLDINGS, LLC, an Oklahoma limited liability company (“SDC”) and GRAYMARK HEALTHCARE, INC., an Oklahoma corporation (“Graymark” and together with ARX and SDC, the “Borrowers”), in favor of ARVEST BANK, an Arkansas banking corporation (the “Lender”).
W I T N E S S E T H :
A. The Lender has extended credit to the Borrowers and their affiliates pursuant to the Amended and Restated Loan Agreement dated December 17, 2010, executed and delivered by the Borrowers and the Borrowers’ affiliates (the “Loan Agreement”), evidenced by: (a) the Amended and Restated Promissory Note dated May 21, 2008, in the principal amount of $30,000,000.00, executed and delivered by the Borrowers, as amended (the “Term Note”); and (b) that certain Promissory Note dated May 21, 2008, in the principal amount of $15,000,000.00, executed and delivered by the Borrowers (the “Acquisition Note” and together with the Term Note, the “Notes”). The obligations of the Borrower under the Notes are secured by certain property of the Borrower (such property is referred to herein as the “Collateral”) under that certain Security Agreement dated May 21, 2008, executed and delivered by the Borrowers, as amended (the “Security Agreement,” and together with the Loan Agreement, the Security Agreement and any other documents and instruments executed and/or delivered to evidence or secure the Notes, the “Loan Documents”).
B. Graymark is currently attempting to secure equity financing for Graymark in a securities offering from which Graymark expects to receive $15,000,000.00 to $18,000,000.00 in proceeds (the “Equity Offering”).
C. Graymark has indicated to the Lender that Graymark needs to obtain a $1,000,000.00 unsecured line of credit to fund its operating expenses (the “Line of Credit”).
D. Pursuant to the Letter Agreement among the Lender and Graymark dated March 11, 2011, the Lender agreed to permit Graymark to pursue a Line of Credit from other lenders, subject to certain conditions.
E. The Subordinated Lender has agreed to make the Line of Credit available to Graymark pursuant to a Loan Agreement between the Subordinated Lender and Graymark dated March 16, 2011, as amended (the “Subordinated Loan Agreement”), and a Promissory Note in the original principal amount of $1,000,000.00 made by Graymark payable to the order of the Subordinated Lender dated March 16, 2011, as amended (the “Subordinated Note”), and any other documents entered into in connection with the Subordinated Loan Agreement or Subordinated Note (together, the “Subordinated Loan Documents”).
F. The Subordinated Lender, the Borrowers and the Lender desire to enter into this Agreement pursuant to which the Subordinated Lender and the Borrowers agree that all obligations now existing or arising in the future of the Borrowers under the Subordinated Loan Documents (the “Subordinated Debt”) will be subordinate in right of payment to all obligations of the Borrowers to the Lender.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:
1. Subordination. The Subordinated Lender hereby agrees that, except as and to the extent hereinafter provided, the Subordinated Debt is and will be subordinate and subject in right of payment to the prior payment in full of all obligations now existing or arising in the future of the Borrowers under the Note, the Loan Documents, this Agreement and any other agreements executed in connection with the Notes (the “Senior Debt”), whether or not the Senior Debt has been voided, disallowed or subordinated pursuant to Section 548 of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code, and that should the Subordinated Lender have any security interest or other lien in the Collateral, that security interest or other lien will be subject and subordinate in all respects and for all purposes to the liens and security interests of the Lender in the Collateral, regardless of the order of creation, attachment, filing or other means of perfection.
1.1
Payments Not Permitted. None of the Borrowers is permitted to make any payments of interest or principal on the Subordinated Debt before August 1, 2011, except that if Graymark receives more than $10,000,000.00 in proceeds from the Equity Offering before June 30, 2011, then Graymark may pay off the Subordinated Debt in full on June 30, 2011. Beginning on August 1, 2011, and thereafter, while no default has occurred and is continuing under the Loan Documents, or would be caused thereby, the Subordinated Lender may from time to time receive from Graymark regularly scheduled payments of interest on the Subordinated Debt. Nothing in this Agreement will limit the right of the Subordinated Lender to receive payments on or in respect of the Subordinated Debt at any time after the Senior Debt has been indefeasibly paid in full. The aggregate of all advances under the Subordinated Loan Documents may not exceed $1,000,000.00.

1.2
Subordinated Debt Unsecured. The Subordinated Debt is unsecured and the Subordinated Lender will not take any action to obtain a security interest in any assets of the Borrowers or their respective affiliates.

1.3
Deferred Acceleration. The Subordinated Lender covenants and agrees that following notification of a default under the Loan Documents by the Lender until the earlier of: (a) payment in full of all of the Senior Debt, and (b) the passage of one hundred eighty (180) days from the date of notification, the Subordinated Lender will not take any action to accelerate, demand or collect the Subordinated Debt, to exercise any of its remedies in respect of the Subordinated Debt, to initiate a reorganization of, or litigation against, the Borrowers or to foreclose or otherwise realize on any security including, without limitation, the Collateral, given by the Borrowers or any other person to secure the Subordinated Debt, except that the Subordinated Lender may accelerate the Subordinated Debt, prior to repayment in full of the Senior Debt, if: (i) the Lender has first accelerated the Senior Debt, and (ii) the Subordinated Lender takes no further action to cause repayment of any portion of the Subordinated Debt until the Senior Debt is repaid in full.

1.4
Lender’s Remedies Not Impaired. The Subordinated Lender and the Borrowers acknowledge that after the occurrence and during the continuance of a default, the Lender, at its option, may take any action to foreclose or realize upon or enforce any of the Lender’s rights including, without limitation, any of its rights with respect to any Collateral, without the prior consent of the Borrowers or the Subordinated Lender.

1.5
Acceleration of Senior Debt. Upon the acceleration of the Senior Debt, the exercise of the Lender’s rights, the distribution of assets, winding up, total or partial liquidation, dissolution, reorganization or readjustment of debt, custodianship, bankruptcy, receivership, or insolvency or upon an assignment for the benefit of creditors or upon any other marshalling of the assets and liabilities of the Borrowers or upon any similar proceeding relating to the Borrowers or its property (whether voluntary or involuntary): (a) all of the Senior Debt, whether or not then due and payable, will first be paid in full before any payment of principal, interest, or any other amount due under the Subordinated Debt; and (b) any payment or distribution of assets of the Borrowers of any kind or character, whether in cash, property or securities to which the Subordinated Lender would be otherwise entitled (but for the terms hereof), will be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other similar person making such distribution directly to the Lender for application to the payment of the Senior Debt until the Senior Debt is paid in full in cash.

1.6
Payments Received by Subordinated Lender. If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities, or other property) or any security will be received, directly or indirectly, by the Subordinated Lender in contravention of the terms of this Agreement (a “Prohibited Transfer”), and before all of the Senior Debt will have been paid in full in cash, such Prohibited Transfer will not be commingled with any asset of the Subordinated Lender, will be held IN TRUST for the benefit of the Lender and will immediately be paid over or delivered or transferred to the Lender, or its representative, for application to the payment of all of the Senior Debt remaining unpaid, until all of the Senior Debt will has been paid in full in cash.

1.7
Continuing Subordination, Etc. The subordination effected by this Agreement is a continuing subordination, and the Subordinated Lender hereby agrees that at any time and from time to time, without notice to the Subordinated Lender:

1.7.1
the time for the Borrower’s performance of or compliance with any of its agreements contained in any of the Loan Documents may be extended or such performance or compliance may be waived by the Lender;

1.7.2	any of the acts mentioned in any of the Loan Documents may be done;
1.7.3
any of the Loan Documents may be amended for the purpose of adding any provisions thereto or increasing the amount of, or changing the terms of, the Senior Debt or changing in any manner the covenants or rights of the Lender or the Borrowers or any other person thereunder;

1.7.4	the amount of the Senior Debt may be increased or payment terms respecting any of the Senior Debt or any portion thereof may be extended;
1.7.5	the maturity of any of the Senior Debt may be accelerated, and any or all collateral security therefor may be exchanged, sold, surrendered, released or otherwise dealt with;
1.7.6	the Borrowers, any guarantor or any other person may be released of its obligations, whether or not in connection with a bankruptcy;
1.7.7
payments received by the Lender from any source which could lawfully be applied to payment, in full or in part, of the Senior Debt, but which could also lawfully be used for some other purpose may be used for such other purpose;

1.7.8	any other event which could, but for this provision, be used as a defense to the obligations of the Subordinated Lender hereunder may occur; and
1.7.9
the Senior Obligations may be refinanced or restructured by the Lender or any other lender (and in such event the Subordinated Lender will enter into a subordination agreement in form and substance as this Agreement with any such other lender);

all without impairing or affecting the obligations of the Subordinated Lender hereunder.
1.8
Waivers. The Subordinated Lender hereby unconditionally waives (a) notice of the incurring of the Senior Debt or any part thereof (b) reliance by the Lender upon the subordination of the Subordinated Debt to the Senior Debt (c) any marshalling rights or equities and (d) any other notice or rights provided by law, equity or contract.

1.9
Subrogation. No payment or distribution to the Lender pursuant to the provisions of this Agreement will entitle the Subordinated Lender to exercise any rights of subrogation in respect thereof (and any such rights existing under law are hereby waived) until such time as: (a) the Senior Debt has been indefeasibly paid in full; and (b) there exists no commitment under the Loan Documents.

1.10
Certain Covenants of Subordinated Lender. The Subordinated Lender agrees that promptly upon the written request of the Lender, it will take such other action as may be reasonably requested by the Lender to protect the rights of the Lender under this Agreement or effectuate the subordination provided herein.

1.11	No Amendments. The Subordinated Loan Documents may not be amended or supplemented without the Lender’s prior written consent.
2. Miscellaneous. The parties further agree as follows:
2.1
Governing Law. This Agreement and the rights and obligations of the parties hereunder will be construed and enforced in accordance with, and will be governed by, the laws of the State of Oklahoma (without giving effect to its choice of law principles).

2.2
Notice. Any notice, payment, demand, communication or delivery required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telefacsimile to the party designated to receive such communication or on the date following the day sent by overnight courier, or on the third business day after the same is sent by certified mail, postage and charges prepaid, directed to the following address:

To Subordinated Lender:	Mr. Roy T. Oliver
Valiant Investments, L.L.C.
101 North Robinson, Suite 900
Oklahoma City, Oklahoma 73102

To the Borrowers:	c/o Mr. Stanton Nelson
101 North Robinson, Suite 900
Oklahoma City, Oklahoma 73102
Fax: (405) 239-2258

With a copy to:	John D. Singleton, Esquire
1601 NW Expressway, Suite 510
Oklahoma City, Oklahoma 73118
Fax: (405) 463-0310

To the Lender:	Mr. Steve Faler
Arvest Bank
3900 North Lincoln Boulevard
Oklahoma City, Oklahoma 73105
Fax: (405) 523-4126

With a copy to:	Tom Blalock, Esquire
Commercial Law Group, P.C.
5520 North Francis Avenue
Oklahoma City, Oklahoma 73118
Fax: (405) 232-5553

2.3	Waivers. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Subordinated Lender and the Lender, or their successors and assigns.
2.4
Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided, however, that neither the Subordinated Lender nor the Borrowers will assign or transfer their rights hereunder without the prior written consent of the Lender.

2.5
Counterparts. This Agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which taken together will constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement will be effective as delivery of a manually executed counterpart of this Agreement.

2.6
Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

2.7	Inconsistencies with Loan Agreement. To the extent any terms hereof are inconsistent with the terms of the Loan Agreement, the terms of the Loan Agreement will control.
[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE TO SUBORDINATION AGREEMENT
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SUBORDINATED LENDER: VALIANT INVESTMENTS, L.L.C., an Oklahoma limited liability company
By:
Roy T. Oliver, Manager

SIGNATURE PAGE TO SUBORDINATION AGREEMENT
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

GRAYMARK HEALTHCARE, INC., an Oklahoma Corporation

By:

Stanton M. Nelson, CEO

BORROWER:

APOTHECARYRx LLC, an Oklahoma limited liability company

By:	GRAYMARK HEALTHCARE, INC., an Oklahoma Corporation, its Manager

By

Stanton M. Nelson, CEO

BORROWER:

SDC HOLDINGS, LLC, an Oklahoma limited liability company

By:	GRAYMARK HEALTHCARE, INC., an Oklahoma Corporation, its Manager

By

Stanton M. Nelson, CEO

SIGNATURE PAGE TO SUBORDINATION AGREEMENT
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LENDER:

ARVEST BANK, an Arkansas banking corporation

By	Steve Faler, Senior Vice President